PRESS RELEASE

Contacts:
Patrick L. Alexander
President and Chief Executive Officer
Mark A. Herpich
 Chief Financial Officer
(785) 565-2000
FOR IMMEDIATE RELEASE
April 5, 2011

Landmark Bancorp, Inc. Announces Conference Call to Discuss First Quarter 2011 Earnings

(Manhattan, KS, April 5, 2011) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the first quarter of 2011 after the market closes on Tuesday, April 26, 2011. The Company will host a conference call to discuss these results on Wednesday, April 27, 2011 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (877) 317-6789. Investors should call in to the dial-in number at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through May 30, 2011, by dialing (877) 344-7529 and using conference number 449952.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 21 locations in 16 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2) and Wamego, Kansas. Visit www.banklandmark.com for more information.